As filed with the Securities and Exchange Commission on June 26, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE E. W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1223339 (I.R.S. Employer Identification Number)
312 Walnut Street
Cincinnati, Ohio 45202
(513) 977-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The E. W. Scripps Company Employee Stock Purchase Plan
(Full Title of the Plan)

M. Denise Kuprionis
Vice President, Corporate Secretary and Director of Legal Affairs
The E. W. Scripps Company
312 Walnut Street
Cincinnati, Ohio 45202
(513) 977-3835
(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate offering	Amount of
Securities to be registered	registered(1)	per share (2)	price(2)	registration fee
Class A Common Shares, $0.01 par value	200,000 Shares	$44.43	$8,886,000	$349.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement shall also include an indeterminable number of Class A Common Shares that may become issuable pursuant to the anti-dilution provisions of the Company’s Employee Stock Purchase Plan described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Company’s outstanding Class A Common Shares.

(2)	Estimated solely for the purposes of determining the amount of the registration fee, in accordance with Rule 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low price per share of Class A Common Shares, as reported on the New York Stock Exchange on June 23, 2008.

REGISTRATION OF ADDITIONAL SECURITIES FOR ISSUANCE UNDER
THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN
     As permitted under General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed solely to register pursuant to the Securities Act of 1933, as amended, 200,000 additional Class A Common Shares of The E. W. Scripps Company (the “Company”) for issuance pursuant to the Company’s Employee Stock Purchase Plan (the “Plan”).
     On November 21, 1997, the Company filed a Registration Statement on Form S-8 (File No. 333-40767), and on November 3, 2004, the Company filed a Registration Statement on Form S-8 (File No. 333-120185), covering Class A Common Shares to be issued under the Plan (the “Prior Registration Statements”). The Prior Registration Statements cover 1,000,000 Class A Common Shares and are hereby incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, The E. W. Scripps Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on June 26, 2008.

THE E. W. SCRIPPS COMPANY (Registrant)
By:	*Kenneth W. Lowe
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2008.

Signature	Title

*Kenneth W. Lowe	President and Chief Executive Officer (Principal Executive Officer)

*Joseph G. NeCastro	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*William R. Burleigh	Chairman of the Board of Directors

*John H. Burlingame	Director

*David A. Galloway	Director

*David M. Moffett	Director

*Jarl Mohn	Director

*Nicholas B. Paumgarten	Director

*Jeffrey Sagansky	Director

*Nackey E. Scagliotti	Director

*Paul K. Scripps	Director

*Ronald W. Tysoe	Director

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ William Appleton
	Name:	William Appleton
	Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibits

5	Opinion and Consent of Thompson Hine LLP

23	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for The E. W. Scripps Company

24	Power of Attorney

99	The E. W. Scripps Company Employee Stock Purchase Plan